Exhibit T3A.26

KYnPIAKH '~! I ' 1 ,1; 6HMOKPATIA REPUBLIC ~:t r,'/ OF CYPRUS HE 239854 HE 46 THE COMPANIES LAW, CAP. 113 Section 19{3) CERTIFICATE OF CHANGE OF NAME IT IS HEREBY CERTIFIED that, UPANA HOLDINGS LIMITED has changed its name by Special Resolution and is hereby named MIG AVIATION 3 LIMITED and that the new name has been entered on the Register of Companies Given under my hand in Nicosia on the 29th of May, 2009 Registrar of Companies TRANSLATED TRUE COPY 1\R . Kyria= yl for Registrar of Companies 10 February, 2012